EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2020 Earnings and Quarterly Dividend

Warren, Pennsylvania — April 27, 2020

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2020 of $7.9 million, or $0.07 per diluted share. This represents a decrease of $17.1 million, or 68.3%, compared to the same quarter last year when net income was $25.0 million or $0.24 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2020 were 2.37% and 0.30% compared to 7.96% and 1.03% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.19 per share payable on May 15, 2020 to shareholders of record as of May 7, 2020.  This is the 102nd consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's stock as of March 31, 2020, this represents an annualized dividend yield of approximately 6.57%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, "It goes without saying that we are operating in unprecedented times that were impossible to predict just two months ago. Similar to all individuals and businesses, we are trying to react to the daily challenges driven by the pandemic, the government mandates and the recommendations of healthcare professionals while balancing the needs and expectations of our families, employees, customers, communities and shareholders. To that end, we have taken every measure and precaution to protect our employees while continuing to service our customers. At the same time, we are being very mindful of the fiduciary responsibility that we have to our shareholders."

Employees and Families - First, we have made a commitment to our employees, our most important and valuable asset, that we will continue to provide full pay and benefits throughout this crisis. With the many stressors and distractions that they face on a daily basis, we want our employees to focus on servicing our customers without worrying about their own financial situation.
We have limited our branch service model to drive-through only in order to reduce direct contact between our employees and customers. Our customers may also schedule a meeting within the office through our online/website portal or take advantage of the significant investment that we have made in technology through use of our alternative delivery channels. We have also closed a number of our offices that do not have drive-through capabilities and have reduced the number of employees servicing each office so that their hours can be reduced to accommodate their obligations at home.
In addition to the above, we have provided gloves, masks and protective goggles to our front-line employees and we are currently installing teller shields in all of our offices for added precaution when branches re-open and lobby traffic resumes.
Finally, we have established remote capabilities for our trust, brokerage, insurance, and lending representatives to work from home. Approximately 75% of our back-office and regional headquarter personnel are working virtually as well.
Customers - In order to provide relief to our customers in these unprecedented times, we have provided a number of fee concessions and changes to our lending programs. For example, we have waived minimum deposit balance fees, ATM fees and time deposit early withdrawal fees to ease customer access to their funds. In addition, we have approved over 4,500 requests for loan payment deferrals representing almost $1.0 billion in loan obligations.
Communities and businesses - Through the tireless efforts of our dedicated employees, we quickly established a system and process to accept over 3,500 Payroll Protection Program (PPP) loan applications for $430 million, of which approximately 30% were accepted by the SBA before the current program funding was exhausted. We also stand ready to submit the remaining applications to the SBA and to implement the Main Street loan program once the rules are published and implemented.

Shareholders - While earnings were greatly impacted in the first quarter due to CECL and the potential impact of COVID-19, we are well positioned to weather this storm similar to our financial condition during the great recession in 2008. We are addressing this crisis from a position of strength. Our capital position is robust with our common equity tier 1 capital at $1.113 billion or 13.3%, total delinquencies are low at $139.9 million, or 1.6% of total loans, and real estate owned balances continue to be at historically low levels at approximately $1.0 million. Our liquidity position is ample with 10% of our on-balance sheet assets in cash and investments of which 95% of our investments are backed by GSE’s. In addition, we have over $3.0 billion of borrowing capacity with the FHLB of Pittsburgh.
Mr. Seiffert continued, "Despite the adversity caused by COVID-19, our team was able to successfully close and convert the merger with MutualBank this past weekend. We are so happy to welcome 348 new employees into the Northwest family and look forward to servicing 70,333 more households from our 36 full-service offices in Indiana.
Mr. Seiffert concluded, "I am so very proud of our employees, management team and our Board of Directors who have all risen to the occasion during these extremely challenging times and have stood tall in the face of adversity to service our customers and communities."
Net interest income decreased by $754,000, or 0.9%, to $87.2 million for the quarter ended March 31, 2020, from $88.0 million for the quarter ended March 31, 2019, primarily due to a $1.3 million, or 12.4%, increase in interest expense on deposits. This increase was primarily due to an increase of $746.9 million in the average balance of interest-bearing deposits. Partially offsetting this decrease was a $415,000, or 19.2%, decrease in interest expense on borrowed funds due to a decline in market interest rates when compared to the prior year. The net impact of these changes caused the Company's net interest margin to decrease to 3.66% for the quarter ended March 31, 2020 from 3.97% for the same quarter last year.

 The provision for loan losses increased by $21.2 million, or 327.4%, to $27.6 million for the quarter ended March 31, 2020, from $6.5 million for the quarter ended March 31, 2019. During the current quarter, the Company adopted ASU 2016-13, referred to as Current Expected Credit Losses ("CECL"), which requires that all financial assets measured at amortized cost be presented at the net amount expected to be collected inclusive of the entity's current estimate of all lifetime expected credit losses. Due to the adoption of CECL, our allowance for loan losses, reserve for unfunded commitments and equity were negatively impacted by $10.8 million, $2.3 million and $9.6 million, respectively. In addition, the estimated economic impact of COVID-19 caused us to increase our provision expense for the quarter by approximately $23 million.

Noninterest income increased by $6.3 million, or 29.1%, to $28.0 million for the quarter ended March 31, 2020, from $21.7 million for the quarter ended March 31, 2019.  This increase was primarily due to a $3.1 million, or 25.5%, increase in service charges and fees due to a change in fee structure initiated in the fourth quarter of 2019. We also recognized a gain of $1.3 million in the current quarter on the sale of approximately $49.5 million of one- to four-family mortgage loans from our portfolio. We chose to sell these loans as they were identified as most likely to refinance due to declining market interest rates and we redeployed the proceeds into shorter duration consumer and commercial loans at an equivalent yield. Also contributing to the increase was an increase in our mortgage banking income of almost $1.0 million due to continued efforts to expand our secondary market sales capabilities. In addition, there was an increase in trust and other financial services income of $806,000, or 19.2%, primarily due to new brokerage production.

Noninterest expense increased by $7.2 million, or 10.1%, to $78.6 million for the quarter ended March 31, 2020, from $71.4 million for the quarter ended March 31, 2019. This increase resulted primarily from a $4.6 million, or 11.9%, increase in compensation and employee benefits due to both internal growth in compensation and staff as well as the addition of Union Community Bank employees at the beginning of March last year. In addition, acquisition expense increased by $532,000, or 27.6%, due to expenses incurred to date as a result of the acquisition of MutualFirst Financial, Inc. and processing expenses increased by $708,000, or 6.8%, as we continue to invest in technology and infrastructure. Partially offsetting this increase was a decrease in federal deposit insurance premiums of $706,000 due to the usage of the remaining assessment credit received during the quarter as a result of the deposit insurance fund becoming fully funded.

The provision for income taxes decreased by $5.7 million, or 84.8%, to $1.0 million for the quarter ended March 31, 2020, from $6.7 million for the quarter ended March 31, 2019. This decrease was due primarily to the decrease in net income before taxes by $22.8 million, or 71.8%. In addition, due to the expansion of net operating loss carryback capabilities, a $764,000 benefit was recognized in order to increase the deferred tax asset associated with carrying back losses acquired through prior mergers to years with higher statutory income tax rates.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. As of

March 31, 2020, Northwest operated 170 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York and Ohio.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	March 31, 2020	December 31, 2019	March 31, 2019
Assets
Cash and cash equivalents	$276,454	60,846	92,923
Marketable securities available-for-sale (amortized cost of $749,703, $815,495 and $845,989, respectively)	765,579	819,901	842,657
Marketable securities held-to-maturity (fair value of $17,968, $18,223 and $21,597, respectively)	17,208	18,036	21,671
Total cash and cash equivalents and marketable securities	1,059,241	898,783	957,251

Residential mortgage loans held-for-sale	6,426	7,709	—
Residential mortgage loans	2,831,860	2,860,418	2,867,161
Home equity loans	1,353,263	1,342,918	1,324,405
Consumer loans	1,178,055	1,125,132	931,062
Commercial real estate loans	2,755,468	2,754,390	2,799,309
Commercial loans	711,802	718,107	647,938
Total loans receivable	8,836,874	8,808,674	8,569,875
Allowance for loan losses	(92,897)	(57,941)	(55,721)
Loans receivable, net	8,743,977	8,750,733	8,514,154

Federal Home Loan Bank stock, at cost	13,131	14,740	12,533
Accrued interest receivable	25,531	25,755	28,107
Real estate owned, net	1,075	950	2,345
Premises and equipment, net	147,427	147,409	149,623
Bank-owned life insurance	190,127	189,091	186,251
Goodwill	346,103	346,103	344,720
Other intangible assets	21,425	23,076	25,872
Other assets	133,159	97,268	76,232
Total assets	$10,681,196	10,493,908	10,297,088
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$1,736,622	1,609,653	1,992,126
Interest-bearing demand deposits	1,975,830	1,944,108	1,583,049
Money market deposit accounts	1,946,113	1,863,998	1,778,806
Savings deposits	1,640,414	1,604,838	1,711,216
Time deposits	1,493,756	1,569,410	1,527,327
Total deposits	8,792,735	8,592,007	8,592,524

Borrowed funds	191,599	246,336	114,081
Junior subordinated debentures	121,813	121,800	121,757
Advances by borrowers for taxes and insurance	47,154	44,556	44,905
Accrued interest payable	834	1,142	1,111
Other liabilities	185,269	134,782	106,434
Total liabilities	9,339,404	9,140,623	8,980,812
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 106,933,483, 106,859,088, and 106,220,030 shares issued and outstanding, respectively	1,069	1,069	1,062
Paid-in capital	808,250	805,750	795,044
Retained earnings	561,380	583,407	555,205
Accumulated other comprehensive loss	(28,907)	(36,941)	(35,035)
Total shareholders’ equity	1,341,792	1,353,285	1,316,276
Total liabilities and shareholders’ equity	$10,681,196	10,493,908	10,297,088

Equity to assets	12.56%	12.90%	12.78%
Tangible common equity to assets	9.45%	9.72%	9.53%
Book value per share	$12.55	12.66	12.39
Tangible book value per share	$9.11	9.21	8.90
Closing market price per share	$11.57	16.63	16.97
Full time equivalent employees	2,223	2,209	2,205
Number of banking offices	178	181	182

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019

Interest income:
Loans receivable	$94,973	97,866	101,091	100,917	94,935
Mortgage-backed securities	4,175	4,237	4,188	4,280	3,965
Taxable investment securities	648	683	884	898	936
Tax-free investment securities	185	201	224	237	182
FHLB dividends	262	262	307	316	171
Interest-earning deposits	135	169	172	159	100
Total interest income	100,378	103,418	106,866	106,807	100,289
Interest expense:
Deposits	11,403	12,893	13,694	12,484	10,145
Borrowed funds	1,747	1,580	2,236	1,720	2,162
Total interest expense	13,150	14,473	15,930	14,204	12,307
Net interest income	87,228	88,945	90,936	92,603	87,982
Provision for loan losses	27,637	8,223	3,302	4,667	6,467
Net interest income after provision for loan losses	59,591	80,722	87,634	87,936	81,515
Noninterest income:
Gain/(loss) on sale of investments	181	27	—	29	(6)
Gain on sale of loans	1,302	908	826	—	—
Service charges and fees	15,116	14,125	13,558	13,339	12,043
Trust and other financial services income	5,001	4,517	4,609	4,444	4,195
Insurance commission income	2,372	1,858	1,887	2,145	2,178
Gain/(loss) on real estate owned, net	(91)	86	(227)	91	(3)
Income from bank-owned life insurance	1,035	1,121	1,095	1,197	1,005
Mortgage banking income	1,194	1,494	1,921	188	216
Other operating income	1,866	4,077	2,500	1,930	2,034
Total noninterest income	27,976	28,213	26,169	23,363	21,662
Noninterest expense:
Compensation and employee benefits	42,746	42,074	40,816	42,008	38,188
Premises and occupancy costs	7,471	7,051	7,061	7,387	7,218
Office operations	3,382	4,097	3,197	3,708	3,131
Collections expense	474	566	747	939	308
Processing expenses	11,142	10,263	11,122	10,634	10,434
Marketing expenses	1,507	1,010	1,373	2,729	1,886
Federal deposit insurance premiums	—	—	(702)	681	706
Professional services	2,812	3,533	3,032	3,198	2,524
Amortization of intangible assets	1,651	1,634	1,702	1,760	1,447
Real estate owned expense	95	72	119	128	159
Restructuring/acquisition expense	2,458	1,114	23	1,105	1,926
Other expenses	4,873	5,157	2,106	3,235	3,497
Total noninterest expense	78,611	76,571	70,596	77,512	71,424
Income before income taxes	8,956	32,364	43,207	33,787	31,753
Income tax expense	1,017	6,773	9,793	7,404	6,709
Net income	$7,939	25,591	33,414	26,383	25,044

Basic earnings per share	$0.08	0.24	0.32	0.25	0.24
Diluted earnings per share	$0.07	0.24	0.31	0.25	0.24

Weighted average common shares outstanding - basic	105,882,553	105,627,194	105,517,707	105,233,635	103,101,789
Weighted average common shares outstanding - diluted	106,148,247	106,306,615	106,270,544	106,258,215	104,496,592

Annualized return on average equity	2.37%	7.52%	9.90%	8.01%	7.96%
Annualized return on average assets	0.30%	0.97%	1.25%	1.02%	1.03%
Annualized return on tangible common equity **	3.28%	10.32%	13.46%	10.97%	10.74%

Efficiency ratio *	64.67%	63.01%	58.81%	64.37%	62.07%
Annualized noninterest expense to average assets *	2.83%	2.80%	2.59%	2.88%	2.79%

*	Excludes restructuring/acquisition expenses and amortization of intangible assets (non-GAAP).
** Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Regulatory capital requirements (Unaudited)
(dollars in thousands)

	At March 31, 2020
	Actual		Minimum capital requirements (1)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,314,848	15.680%	$880,472	10.500%	$838,545	10.000%
Northwest Bank	1,185,210	14.148%	879,618	10.500%	837,732	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,231,345	14.684%	712,763	8.500%	670,836	8.000%
Northwest Bank	1,097,002	13.095%	712,072	8.500%	670,185	8.000%

CET 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,113,211	13.276%	586,982	7.000%	545,054	6.500%
Northwest Bank	1,097,002	13.095%	586,412	7.000%	544,525	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,231,345	11.675%	421,871	4.000%	527,338	5.000%
Northwest Bank	1,097,002	10.550%	415,919	4.000%	519,899	5.000%
(1) Amounts and ratios include the fully phased in capital conservation buffer of 2.5% with the exception of Tier 1 capital to average assets. For further information related to the capital conservation buffer, see "Item 1. Business - Supervision and Regulation" of our 2019 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable securities (Unaudited)
(dollars in thousands)

	March 31, 2020
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value
Debt issued by government sponsored enterprises:
Due in less than one year	$50,761	475	—	51,236
Due in one year through five years	25,227	284	—	25,511
Due in five years through ten years	3,411	114	(103)	3,422

Municipal securities:
Due in less than one year	812	3	—	815
Due in one year through five years	2,897	68	—	2,965
Due in five years through ten years	8,903	178	—	9,081
Due after ten years	31,400	436	—	31,836

Residential mortgage-backed securities:
Fixed rate pass-through	130,729	4,453	(10)	135,172
Variable rate pass-through	18,025	403	(8)	18,420
Fixed rate agency CMOs	423,625	10,447	(60)	434,012
Variable rate agency CMOs	53,913	62	(866)	53,109
Total residential mortgage-backed securities	626,292	15,365	(944)	640,713
Total marketable securities available-for-sale	$749,703	16,923	(1,047)	765,579

Marketable securities held-to-maturity
Residential mortgage-backed securities:
Fixed rate pass-through	$2,096	113	—	2,209
Variable rate pass-through	1,119	15	—	1,134
Fixed rate agency CMOs	13,389	639	—	14,028
Variable rate agency CMOs	604	1	(8)	597
Total residential mortgage-backed securities	17,208	768	(8)	17,968
Total marketable securities held-to-maturity	$17,208	768	(8)	17,968

Northwest Bancshares, Inc. and Subsidiaries
Borrowed funds (Unaudited)
(dollars in thousands)

	March 31, 2020
	Amount	Average rate
Term notes payable to the FHLB of Pittsburgh:
Due within one year	$100,000	0.74% *
Total term notes payable to FHLB of Pittsburgh	100,000
Collateralized borrowings, due within one year	91,599	0.30%
Total borrowed funds **	$191,599
* Represents four fixed rate advances: $30.0 million at 0.91% maturing June 16, 2020; $25.0 million at 0.70% maturing June 22, 2020; $25.0 million at 0.70% maturing June 22, 2020; and $20.0 million at 0.59% maturing June 26, 2020.
** As of March 31, 2020, the Company had $3.3 billion of additional borrowing capacity available with the Federal Home Loan Bank of Pittsburgh, including a $250.0 million overnight line of credit, which had no balance, as well as $36.6 million of borrowing capacity available with the Federal Reserve Bank and $110.0 million with three correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(dollars in thousands)

	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Nonaccrual loans current:
Residential mortgage loans	$285	72	676	432	124
Home equity loans	592	197	607	475	643
Consumer loans	77	78	68	94	76
Commercial real estate loans	14,337	9,241	7,674	12,605	10,520
Commercial loans	3,514	3,424	3,777	5,666	4,277
Total nonaccrual loans current	$18,805	13,012	12,802	19,272	15,640
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$691	674	40	13	824
Home equity loans	159	224	102	418	160
Consumer loans	143	121	246	172	154
Commercial real estate loans	496	196	925	469	2,642
Commercial loans	—	55	44	45	321
Total nonaccrual loans delinquent 30 days to 59 days	$1,489	1,270	1,357	1,117	4,101
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$218	1,048	979	910	1,323
Home equity loans	539	689	436	717	954
Consumer loans	488	417	426	322	683
Commercial real estate loans	2,096	413	536	1,426	3,588
Commercial loans	37	341	—	780	397
Total nonaccrual loans delinquent 60 days to 89 days	$3,378	2,908	2,377	4,155	6,945
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$10,457	12,682	11,722	10,617	10,781
Home equity loans	5,816	5,635	5,966	5,591	5,542
Consumer loans	3,459	3,610	3,400	2,902	3,215
Commercial real estate loans	25,342	25,014	22,292	21,123	24,528
Commercial loans	16,685	4,739	5,741	2,920	2,027
Total nonaccrual loans delinquent 90 days or more	$61,759	51,680	49,121	43,153	46,093
Total nonaccrual loans	$85,431	68,870	65,657	67,697	72,779
Total nonaccrual loans	$85,431	68,870	65,657	67,697	72,779
Loans 90 days past maturity and still accruing	31	32	85	55	166
Nonperforming loans	85,462	68,902	65,742	67,752	72,945
Real estate owned, net	1,075	950	1,237	2,070	2,345
Nonperforming assets	$86,537	69,852	66,979	69,822	75,290
Nonaccrual troubled debt restructuring *	$17,375	9,043	9,138	13,375	14,951
Accruing troubled debt restructuring	15,977	22,956	21,162	17,894	17,861
Total troubled debt restructuring	$33,352	31,999	30,300	31,269	32,812

Nonperforming loans to total loans	0.97%	0.78%	0.74%	0.78%	0.85%
Nonperforming assets to total assets	0.81%	0.67%	0.63%	0.66%	0.73%
Allowance for loan losses to total loans	1.05%	0.66%	0.60%	0.61%	0.65%
Allowance for loan losses to nonperforming loans	108.70%	84.09%	80.40%	78.38%	76.39%

*	Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(dollars in thousands)

At March 31, 2020	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,830,596	—	7,690	—	—	2,838,286
Home equity loans	1,345,052	—	8,211	—	—	1,353,263
Consumer loans	1,174,067	—	3,988	—	—	1,178,055
Total Personal Banking	5,349,715	—	19,889	—	—	5,369,604
Commercial Banking:
Commercial real estate loans	2,537,736	73,967	143,765	—	—	2,755,468
Commercial loans	618,267	43,071	50,464	—	—	711,802
Total Commercial Banking	3,156,003	117,038	194,229	—	—	3,467,270
Total loans	$8,505,718	117,038	214,118	—	—	8,836,874
At December 31, 2019
Personal Banking:
Residential mortgage loans	$2,858,582	—	9,545	—	—	2,868,127
Home equity loans	1,336,111	—	6,807	—	—	1,342,918
Consumer loans	1,120,732	—	4,400	—	—	1,125,132
Total Personal Banking	5,315,425	—	20,752	—	—	5,336,177
Commercial Banking:
Commercial real estate loans	2,538,816	80,570	135,004	—	—	2,754,390
Commercial loans	616,983	42,380	58,744	—	—	718,107
Total Commercial Banking	3,155,799	122,950	193,748	—	—	3,472,497
Total loans	$8,471,224	122,950	214,500	—	—	8,808,674
At September 30, 2019
Personal Banking:
Residential mortgage loans	$2,887,077	—	9,056	—	—	2,896,133
Home equity loans	1,320,930	—	7,243	—	—	1,328,173
Consumer loans	1,090,030	—	4,263	—	—	1,094,293
Total Personal Banking	5,298,037	—	20,562	—	—	5,318,599
Commercial Banking:
Commercial real estate loans	2,601,025	69,380	142,253	181	—	2,812,839
Commercial loans	639,998	37,666	42,800	115	—	720,579
Total Commercial Banking	3,241,023	107,046	185,053	296	—	3,533,418
Total loans	$8,539,060	107,046	205,615	296	—	8,852,017
At June 30, 2019
Personal Banking:
Residential mortgage loans	$2,890,472	—	8,692	—	—	2,899,164
Home equity loans	1,307,887	—	7,060	—	—	1,314,947
Consumer loans	1,007,813	—	3,611	—	—	1,011,424
Total Personal Banking	5,206,172	—	19,363	—	—	5,225,535
Commercial Banking:
Commercial real estate loans	2,586,013	86,434	135,525	181	—	2,808,153
Commercial loans	621,889	38,182	42,141	982	—	703,194
Total Commercial Banking	3,207,902	124,616	177,666	1,163	—	3,511,347
Total loans	$8,414,074	124,616	197,029	1,163	—	8,736,882
At March 31, 2019
Personal Banking:
Residential mortgage loans	$2,858,007	—	9,154	—	—	2,867,161
Home equity loans	1,317,323	—	7,082	—	—	1,324,405
Consumer loans	926,832	—	4,230	—	—	931,062
Total Personal Banking	5,102,162	—	20,466	—	—	5,122,628
Commercial Banking:
Commercial real estate loans	2,577,176	87,053	135,080	—	—	2,799,309
Commercial loans	573,160	34,610	40,168	—	—	647,938
Total Commercial Banking	3,150,336	121,663	175,248	—	—	3,447,247
Total loans	$8,252,498	121,663	195,714	—	—	8,569,875

*
Includes $13.1 million, $10.3 million, $8.7 million, $8.1 million, and $3.4 million of acquired loans at March 31, 2020, December 31, 2019, September 30, 2019, December 31, 2019, and March 31, 2019, respectively.

**
Includes $56.8 million, $53.1 million, $46.6 million, $38.6 million, and $37.8 million of acquired loans at March 31, 2020, December 31, 2019, September 30, 2019, December 31, 2019, and March 31, 2019, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(dollars in thousands)

	March 31, 2020		*	December 31, 2019		*	September 30, 2019		*	June 30, 2019		*	March 31, 2019		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	358	$32,755	1.2%	292	$23,296	0.8%	21	$1,236	—%	30	$1,629	0.1%	311	$28,009	1.0%
Home equity loans	190	7,061	0.5%	173	6,469	0.5%	149	4,774	0.4%	148	4,573	0.3%	195	7,626	0.6%
Consumer loans	953	8,774	0.7%	960	9,208	0.8%	864	7,597	0.7%	856	7,630	0.7%	905	7,523	0.8%
Commercial real estate loans	58	12,895	0.5%	43	7,921	0.3%	27	5,308	0.2%	31	2,418	0.1%	48	28,965	1.0%
Commercial loans	35	7,545	1.1%	32	1,187	0.2%	20	362	0.1%	14	666	0.1%	30	3,359	0.5%
Total loans delinquent 30 days to 59 days	1,594	$69,030	0.8%	1,500	$48,081	0.5%	1,081	$19,277	0.2%	1,079	$16,916	0.2%	1,489	$75,482	0.9%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	11	$511	—%	67	$5,693	0.2%	95	$5,320	0.2%	78	$6,264	0.2%	29	$2,602	0.1%
Home equity loans	65	2,652	0.2%	66	2,405	0.2%	66	2,103	0.2%	59	2,319	0.2%	53	2,544	0.2%
Consumer loans	265	2,610	0.2%	395	3,302	0.3%	288	2,632	0.2%	338	2,897	0.3%	299	2,177	0.2%
Commercial real estate loans	12	2,981	0.1%	19	1,690	0.1%	15	1,893	0.1%	16	2,617	0.1%	17	4,064	0.1%
Commercial loans	10	309	—%	17	6,403	0.9%	10	589	0.1%	16	1,725	0.2%	7	738	0.1%
Total loans delinquent 60 days to 89 days	363	$9,063	0.1%	564	$19,493	0.2%	474	$12,537	0.1%	507	$15,822	0.2%	405	$12,125	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	129	$10,457	0.4%	141	$12,775	0.4%	138	$11,816	0.4%	129	$10,800	0.4%	113	$10,801	0.4%
Home equity loans	152	5,816	0.4%	159	5,688	0.4%	157	5,966	0.4%	136	5,591	0.4%	155	5,542	0.4%
Consumer loans	445	3,459	0.3%	590	3,611	0.3%	398	3,401	0.3%	710	2,908	0.3%	764	3,221	0.3%
Commercial real estate loans	139	25,342	0.9%	129	25,014	0.9%	118	22,292	0.8%	118	21,123	0.7%	125	24,589	0.9%
Commercial loans	51	16,685	2.3%	37	4,739	0.7%	40	5,741	0.8%	25	2,920	0.4%	23	2,027	0.3%
Total loans delinquent 90 days or more	916	$61,759	0.7%	1,056	$51,827	0.6%	851	$49,216	0.6%	1,118	$43,342	0.5%	1,180	$46,180	0.6%

Total loans delinquent	2,873	$139,852	1.6%	3,120	$119,401	1.4%	2,406	$81,030	0.9%	2,704	$76,080	0.9%	3,074	$133,787	1.6%

*	Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

**
Includes purchased credit deteriorated loans of $298,000 at March 31, 2020, and purchased credit impaired loans of $147,000, $95,000, $190,000, and $87,000 at December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by loan sector (Unaudited)
(dollars in thousands)
Loans outstanding

At March 31, 2020	30-59 days delinquent	*	60-89 days delinquent	*	90 days or greater delinquent	*	Total delinquent	*	Current	*	Total loans receivable	*
Restaurants/bars	$47	—%	$—	—%	$116	—%	$163	—%	$46,058	0.5%	$46,221	0.5%
Hotels/hospitality	—	—%	—	—%	—	—%	—	—%	183,697	2.1%	183,697	2.1%
Gyms and fitness	109	—%	59	—%	—	—%	168	—%	3,931	—%	4,099	—%
Transportation	—	—%	—	—%	5,094	0.1%	5,094	0.1%	11,145	0.1%	16,239	0.2%
Oil and gas	130	—%	—	—%	1,781	—%	1,911	—%	22,091	0.2%	24,002	0.3%
Residential care facilities	—	—%	—	—%	—	—%	—	—%	192,264	2.2%	192,264	2.2%
Education	4,151	—%	—	—%	506	—%	4,657	—%	35,751	0.4%	40,408	0.4%
All other sectors	64,593	0.8%	9,004	0.1%	54,262	0.6%	127,859	1.5%	8,202,085	92.8%	8,329,944	94.3%
Total loans	$69,030	0.8%	$9,063	0.1%	$61,759	0.7%	$139,852	1.6%	$8,697,022	98.4%	$8,836,874	100.0%
* Percent of total loans outstanding.

Loan deferrals

At March 31, 2020	# of Loans	Outstanding principal balance
Residential mortgage loans	640	$96,839
Home equity loans	533	33,521
Consumer loans	1,803	33,443
Commercial real estate loans	1,041	736,688
Commercial loans	542	85,483
Total loans *	4,559	$985,974
* Represents loans that entered into an optional 90 day deferral period offered by the Company to aid customers during the COVID-19 pandemic. The loan balances reflected are as of March 31, 2020, however, the approval of the deferral occurred during the month of April 2020.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for loan losses (Unaudited)
(dollars in thousands)

	Quarter ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Beginning balance	$57,941	52,859	53,107	55,721	55,214
CECL adoption	10,792	—	—	—	—
Provision	27,637	8,223	3,302	4,667	6,467
Charge-offs residential mortgage	(343)	(222)	(190)	(397)	(357)
Charge-offs home equity	(289)	(113)	(466)	(389)	(153)
Charge-offs consumer	(3,488)	(3,142)	(3,078)	(2,566)	(3,021)
Charge-offs commercial real estate	(331)	(107)	(389)	(4,367)	(604)
Charge-offs commercial	(815)	(1,143)	(1,151)	(1,087)	(3,270)
Recoveries	1,793	1,586	1,724	1,525	1,445
Ending balance	$92,897	57,941	52,859	53,107	55,721
Net charge-offs to average loans, annualized	0.16%	0.14%	0.16%	0.34%	0.29%

	March 31, 2020
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,762,248	10,299	76,038	374	2,838,286	10,673
Home equity loans	1,121,979	8,497	231,284	1,288	1,353,263	9,785
Consumer loans	1,163,689	16,962	14,366	198	1,178,055	17,160
Personal Banking Loans	5,047,916	35,758	321,688	1,860	5,369,604	37,618
Commercial real estate loans	2,374,451	30,628	381,017	7,128	2,755,468	37,756
Commercial loans	658,161	16,045	53,641	1,478	711,802	17,523
Commercial Banking Loans	3,032,612	46,673	434,658	8,606	3,467,270	55,279
Total Loans	$8,080,528	82,431	756,346	10,466	8,836,874	92,897

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	March 31, 2020			December 31, 2019			September 30, 2019			June 30, 2019			March 31, 2019
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$2,845,483	28,062	3.94%	$2,847,932	28,011	3.93%	$2,894,716	28,991	4.01%	$2,857,425	29,300	4.10%	$2,842,556	29,282	4.12%
Home equity loans	1,345,059	14,801	4.43%	1,333,748	15,354	4.57%	1,316,033	16,131	4.86%	1,319,056	17,717	5.39%	1,265,974	16,048	5.14%
Consumer loans	1,123,336	12,160	4.35%	1,073,565	12,016	4.44%	1,028,579	11,916	4.60%	945,080	10,736	4.57%	872,535	10,191	4.74%
Commercial real estate loans	2,747,419	31,437	4.53%	2,741,687	32,985	4.71%	2,796,351	34,441	4.82%	2,801,953	35,537	5.02%	2,560,408	30,767	4.81%
Commercial loans	712,621	8,856	4.92%	717,438	9,841	5.37%	710,847	9,949	5.48%	670,613	7,966	4.70%	615,090	8,967	5.83%
Total loans receivable (a) (b) (d)	8,773,918	95,316	4.37%	8,714,370	98,207	4.47%	8,746,526	101,428	4.60%	8,594,127	101,256	4.73%	8,156,563	95,255	4.74%
Mortgage-backed securities (c)	668,470	4,175	2.50%	667,910	4,237	2.54%	641,085	4,188	2.61%	644,887	4,280	2.65%	604,463	3,965	2.62%
Investment securities (c) (d)	144,152	881	2.44%	151,289	938	2.48%	218,753	1,168	2.14%	226,325	1,198	2.12%	227,312	1,167	2.05%
FHLB stock, at cost	15,931	262	6.61%	13,400	262	7.76%	16,302	307	7.47%	16,117	316	7.86%	16,098	171	4.31%
Other interest-earning deposits	34,697	135	1.54%	31,624	169	2.09%	28,832	172	2.33%	20,983	159	3.00%	14,136	100	2.83%
Total interest-earning assets	9,637,168	100,769	4.21%	9,578,593	103,813	4.30%	9,651,498	107,263	4.41%	9,502,439	107,209	4.53%	9,018,572	100,658	4.53%
Noninterest earning assets (e)	960,303			869,117			916,781			910,225			868,843
Total assets	$10,597,471			$10,447,710			$10,568,279			$10,412,664			$9,887,415
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,611,111	727	0.18%	$1,615,996	792	0.19%	$1,658,670	788	0.19%	$1,696,715	777	0.18%	$1,650,947	758	0.19%
Interest-bearing demand deposits	1,915,871	1,307	0.27%	1,769,623	1,570	0.35%	1,655,952	1,711	0.41%	1,674,779	1,569	0.38%	1,452,963	1,162	0.32%
Money market deposit accounts	1,921,243	3,088	0.65%	1,845,535	3,226	0.69%	1,798,175	3,772	0.83%	1,776,558	3,433	0.78%	1,693,626	2,579	0.62%
Time deposits	1,528,891	6,281	1.65%	1,607,992	7,305	1.80%	1,618,591	7,423	1.82%	1,561,034	6,705	1.72%	1,432,679	5,646	1.60%
Borrowed funds (f)	240,118	709	1.19%	177,670	444	0.99%	243,960	1,002	1.63%	147,119	413	1.13%	257,550	1,006	1.58%
Junior subordinated debentures	121,809	1,038	3.37%	121,796	1,136	3.65%	121,767	1,235	3.97%	121,757	1,307	4.25%	114,727	1,156	4.03%
Total interest-bearing liabilities	7,339,043	13,150	0.72%	7,138,612	14,473	0.80%	7,097,115	15,931	0.89%	6,977,962	14,204	0.82%	6,602,492	12,307	0.76%
Noninterest-bearing demand deposits (g)	1,640,180			1,800,861			1,915,392			1,888,697			1,785,158
Noninterest bearing liabilities	268,139			158,434			216,433			225,623			223,480
Total liabilities	9,247,362			9,097,907			9,228,940			9,092,282			8,611,130
Shareholders’ equity	1,350,109			1,349,803			1,339,339			1,320,382			1,276,285
Total liabilities and shareholders’ equity	$10,597,471			$10,447,710			$10,568,279			$10,412,664			$9,887,415
Net interest income/Interest rate spread		87,619	3.48%		89,340	3.50%		91,332	3.52%		93,005	3.71%		88,351	3.77%
Net interest-earning assets/Net interest margin	$2,298,125		3.66%	$2,439,981		3.73%	$2,554,383		3.79%	$2,524,477		3.91%	$2,416,080		3.97%
Ratio of interest-earning assets to interest-bearing liabilities	1.31X			1.34X			1.36X			1.36X			1.37X

(a)	Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b)	Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.

(c)	Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d)	Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.

(e)	Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f)	Average balances include FHLB borrowings and collateralized borrowings.

(g)	Average cost of deposits were 0.53%, 0.59%, 0.63%, 0.58%, and 0.51%, respectively.

(h)
Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.35%, 4.46%, 4.59%, 4.71%, and 4.72%, respectively, Investment securities - 2.31%, 2.34%, 2.03%, 2.01%, and 1.97%, respectively, Interest-earning assets - 4.19%, 4.28%, 4.39%, 4.51%, and 4.51%, respectively. GAAP basis net interest rate spreads were 3.47%, 3.48%, 3.50%, 3.69%, and 3.75%, respectively, and GAAP basis net interest margins were 3.64%, 3.71%, 3.77%, 3.90%, and 3.96%, respectively.